Registration No. 333-
As filed with the Securities and Exchange Commission November 18, 2005
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BLACK BOX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or jurisdiction of incorporation or organization)	95-3086563 (I.R.S. Employer Identification No.)
1000 Park Drive
Lawrence, Pennsylvania 15055
(Address of principal executive offices)

BLACK BOX CORPORATION
1992 STOCK OPTION PLAN
(Full title of the plan)

Christopher H. Gebhardt, Esquire	Copies of communications to:
General Counsel Black Box Corporation 1000 Park Drive Lawrence, Pennsylvania 15055 (Name and address of agent for service) 724-746-5500 (Telephone number of agent for service)	Ronald Basso, Esquire Buchanan Ingersoll PC One Oxford Centre 301 Grant Street, 20th Floor Pittsburgh, Pennsylvania 15219-1410 412-562-8800

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock (par value $.001 per share)	600,000 shares(1)	$39.77(1)	$23,862,000(1)	$2,808.56(1)
Total	600,000 shares	—	$23,862,000	$2,808.56

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h). In accordance with Rule 457(h), such price is the price at which the options may be exercised.

INCORPORATION OF PRIOR REGISTRATION STATEMENTS BY REFERENCE
     Black Box Corporation, formerly known as MB Communications, Inc. (the “Corporation”), hereby incorporates by reference into this Registration Statement the information contained in the Corporation’s earlier Registration Statements, File Nos. 33-75254, 33-92656,
333-1978, 333-34839, 333-81521, 333-64410, 333-100294, 333-116550 and 333-125840 relating to the Corporation’s 1992 Stock Option Plan and amendments thereto.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Lawrence, Commonwealth of Pennsylvania, on this 18th day of November, 2005.

BLACK BOX CORPORATION
By:	/s/ Fred C. Young
Fred C. Young
Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Fred C. Young and Michael McAndrew, and each of them, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for such person and in such person’s name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments to this Registration Statement) and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on this 18th day of November, 2005.

SIGNATURE	CAPACITY

/s/ William F. Andrews William F. Andrews	Director
/s/ Richard L. Crouch Richard L. Crouch	Director
/s/ Thomas W. Golonski Thomas W. Golonski	Director
/s/ Thomas G. Greig Thomas G. Greig	Director
/s/ Edward A. Nicholson Edward A. Nicholson, Ph.D.	Director
/s/ Fred C. Young Fred C. Young	Director and Chief Executive Officer (Principal Executive Officer)
/s/ Michael McAndrew Michael McAndrew	Vice President, Chief Financial Officer, Secretary, Treasurer and Principal Accounting Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

5.01	Opinion of Buchanan Ingersoll PC

10.01	1992 Stock Option Plan, as amended through August 9, 2005 (incorporated by reference from Exhibit 10.4 to the Form 10-Q for the quarter ended October 1, 2005)

23.01	Consent of Ernst & Young LLP

23.02	Consent of BDO Seidman, LLP

23.03	Consent of Buchanan Ingersoll PC (contained in opinion filed as Exhibit 5.01 hereto)

24.01	Powers of Attorney (contained herein on signature page)